UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2011

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, the Board of Directors (the “Board”) of Commercial Vehicle Group, Inc. (the “Company”), increased the size of the Board from seven to eight and, upon recommendation from the Nominating and Corporate Governance Committee (the “Nominating Committee”), appointed Arnold (“Al”) Siemer to fill the newly created vacancy as a Class II director effective as of the same day. There are no arrangements or understandings between Mr. Siemer and any others persons pursuant to which he was appointed to serve on the Board.

Mr. Siemer will receive an annual cash retainer of $55,000 for service on the Board.

The Board also appointed Mr. Siemer to the Nominating Committee and the Compensation Committee.

Mr. Siemer has been the owner of Desco Corporation since 1967. Desco Corporation and its affiliated companies are a group of diversified manufacturing and technology companies with facilities in the United States, Europe and Asia.

Mr. Siemer and the Company entered into an indemnification agreement, the form filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and incorporated herein by reference.

A copy of the press release announcing Mr. Siemer’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

November 16, 2011	By:	/s/ Chad M. Utrup
Name: Chad M. Utrup
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated November 15, 2011